Exhibit 99.1

Sapient Provides Preliminary Unaudited Fourth Quarter and Full Year 2013

Financial Results and Outlook for First Quarter and Full Year 2014

Preliminary Full-year 2013 Service Revenues up 12% Compared to 2012

BOSTON--(BUSINESS WIRE)--February 18, 2014--Sapient (NASDAQ: SAPE) today announced preliminary unaudited financial results for the fourth quarter and year ended December 31, 2013.

The results are preliminary while the company works to complete a self-initiated assessment of newly-discovered employment-related tax liabilities associated with the movement of employees globally. This is expected to result in an approximately $3.1 million, or 25 basis point, reduction to 2013 GAAP and non-GAAP operating income and margin. The company currently estimates it will have additional liabilities totaling $10 to $15 million ($7 to $11 million on an after-tax basis) to be recorded for the years ended 2010 through 2012, subject to finalization of the company’s assessment.

“We saw strong growth in the fourth quarter and are very pleased with our full year operating results with revenues growing 12% and meaningful operating margin expansion over 2012,” said Sapient Chief Executive Officer and Co-Chairman Alan Herrick.

In the interest of providing the investment community with relevant information, the company is providing the following preliminary unaudited financial results, which are subject to change.

For the fourth quarter ended December 31, 2013:

  Service revenues are expected to be $328.7 million, an increase of 12% over the fourth quarter of 2012. On a constant currency basis, revenues increased 13% over the fourth quarter of 2012.
  GAAP operating income is expected to be $37.2 million, or 11.3% of revenues.
  Non-GAAP operating income is expected to be $49.4 million or 15.0% of revenues. (Non-GAAP operating income excludes $7.6 million of stock-based compensation, $2.9 million of amortization of purchased intangible assets and $1.8 million of acquisition costs.)
  The effective tax rate for the quarter is expected to be approximately 43%.
  The results above include an estimated impact of $0.8 million of net expense in the quarter for tax liabilities described above.
  GAAP diluted net income per share is expected to be $0.15, inclusive of the impact from the additional tax liabilities detailed above.
  Non-GAAP diluted net income per share is expected to be $0.21, inclusive of the impact of the additional tax liabilities detailed above. (Non-GAAP diluted net income per share excludes $0.03 of stock-based compensation, $0.02 of amortization of purchased intangible assets and $0.01 of acquisition costs.)

For the year ended December 31, 2013:

  Service revenues are expected to be $1.259 billion, up 12% from 2012. On a constant currency basis, revenues increased 13% over 2012.
  GAAP operating income is expected to be $119.6 million, or 9.5% of revenues.
  Non-GAAP operating income is expected to be $167.3 million or 13.3% of revenues. (Non-GAAP operating income excludes $30.7 million of stock-based compensation, $12.8 million of amortization of purchased intangible assets, impairment of intangible assets of $2.1 million and $2.0 million of restructuring costs.)
  The effective tax rate for the year is expected to be approximately 38%.
  The results above include an estimated impact of $3.1 million of net expense in the year for tax liabilities described above.
  GAAP diluted net income per share is expected to be $0.54, inclusive of the impact from the additional tax liabilities detailed above.
  Non-GAAP diluted net income per share is expected to be $0.76, inclusive of the impact of the additional tax liabilities detailed above. (Non-GAAP diluted net income per share excludes $0.14 of stock-based compensation, $0.06 of amortization of purchased intangible assets, $0.01 of impairment of intangible assets and $0.01 of restructuring costs.)

“As we look at 2014, we see the opportunity to deliver strong results in a similar demand environment to what we have experienced over the last several years,” said Mr. Herrick.

Sapient management provided the following guidance:

  For the year ending December 31, 2014, non-GAAP operating income is expected to be in the range of $186 million to $203 million, which represents approximately 11% to 21% growth, including approximately $4 million of expenses as the company redesigns its global people mobility operations to be more cost effective.
  For the year ending December 31, 2014, service revenues are expected to grow 11% to 15%.
  For the first quarter ending March 31, 2014, non-GAAP operating income is expected to be in the range of $30.2 million to $34.5 million, including approximately $1.7 million of expenses as the company redesigns its global people mobility operations to be more cost effective.
  For the first quarter ending March 31, 2014, service revenues are expected to be in the range of $328 million to $338 million.

The company will hold a conference call to discuss the preliminary results and outlook on Wednesday, February 19, 2014 at 5:00 p.m. ET. Dial-in and webcast information for the call can be found below.

The company is working diligently to resolve the tax review and analysis. Because the assessment is ongoing, the company can give no assurances that it will file timely its Form 10-K for the year ended December 31, 2013. When the assessment is complete and the company files its Form 10-K, the financial statements may differ materially from the results disclosed in this press release. In addition, the assessment is expected to impact prior-period financial statements.

Webcast and Conference Call

Sapient will host a discussion of the preliminary results and outlook at 5:00 p.m. ET on Wednesday, February 19, which will be broadcast live on the Internet. The dial-in information for the conference call is:

US: (877) 291-1296

International: (720) 259-9209

To access the live webcast of the event, please click on the link below:

http://sape.client.shareholder.com/events.cfm

In addition, a re-broadcast of the webcast will be available in the investors section of www.sapient.com.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets, and Sapient Government Services fuse insight, creativity, and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in The Americas, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Non-GAAP Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company may present service revenues in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the functional currency of the entity in which the revenue was transacted. The effect is excluded by translating the current period's local currency service revenues into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. Because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements — in particular, preliminary unaudited financial results for the fourth quarter and full-year 2013; financial guidance for the first quarter and full-year 2014, including expected service revenues, and expected non-GAAP operating income; estimated tax liabilities associated with global people mobility; expected effect of such tax liabilities to 2013 GAAP and non-GAAP operating income and effective tax rate; expected impact of such tax liabilities on prior period financial statements; and expected filing of its annual report on Form 10-K for the year ended December 31, 2013 — that involve a number of risks and uncertainties. All forward looking statements are based upon current expectations and beliefs and various assumptions. Actual results could differ materially from management's expectations and the forward-looking statements contained in this release. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company's services; a reduction in the demand for the company's services in light of the current economic environment; the company's ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; the company’s ability to timely complete its review and analysis of potential tax liabilities and the filing of its periodic reports; and other risks and uncertainties as set forth in the company's filings with the SEC, including without limitation the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

Sapient is a registered service mark of Sapient Corporation.

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Stacy Simpson, +1-914-830-8510
stacy.simpson@sapient.com